Exhibit 10.02

                          REVOLVING CREDIT NOTE

$20,000,000.00                                     St. Louis, Missouri
                                                   November 30, 2000

     FOR VALUE RECEIVED, on the last day of the Revolving Credit Period, the undersigned, LACLEDE GAS COMPANY, a Missouri corporation ("Borrower"), hereby promises to pay to the order of FIRSTAR BANK, N.A. ("Lender"), the principal amount of Twenty Million Dollars ($20,000,000.00), or such lesser principal amount as may then be outstanding under this Note. The aggregate principal amount which Lender shall be committed to have outstanding under this Note at any one time shall not exceed the amount of Lender's Revolving Credit Commitment, which amount may be borrowed, paid, reborrowed and repaid, in whole or in part, subject to the terms and conditions of this Note.

     Borrower further promises to pay to the order of Lender interest on each loan under this Note from the date such loan is made until the maturity of such loan (whether by reason of acceleration or otherwise) at a rate per annum equal to such of the following as Borrower, at its option, shall select: (a) (i) so long as no Event of Default under this Note has occurred and is continuing, the Floating Rate or (ii) so long as any Event of Default under this Note has occurred and is continuing, Two (2%) over and above the Floating Rate, which rate of interest shall fluctuate as and when the Floating Rate shall change; or (b) (i) so long as no Event of Default under this Note has occurred and is continuing, the LIBOR Rate or (ii) so long as any Event of Default under this Note has occurred and is continuing, Two Percent (2%) over and above the LIBOR Rate. Interest on Floating Rate Loans shall be payable monthly in arrears on the last day of each month commencing on the first such date after such Floating Rate Loan is made, and at the maturity of this Note, whether by reason of acceleration or otherwise. Interest on LIBOR Loans shall be payable on the last day of each Interest Period unless the duration of such Interest Period exceeds three (3) months, in which case such interest shall be payable at the end of the first three
(3) months of such Interest Period and on the last day of such Interest Period, and at the maturity of this Note, whether by reason of acceleration or otherwise. From and after the maturity of this Note, whether by reason of acceleration or otherwise, interest shall accrue and be payable on demand on the outstanding principal balance of each loan under this Note at a rate per annum equal to Two Percent (2%) over and above the greater of (determined daily as of the opening of business by Lender on each Business Day and separately with respect to each loan which is accruing interest at a different interest rate) (i) the interest rate otherwise applicable to such loan or (ii) the Floating Rate. Interest on

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each loan (whether based on the Floating Rate, the LIBOR Rate or otherwise)
shall be computed on an actual day, 360-day year basis. All payments received by Lender under or in respect of this Note shall be allocated among the principal, interest, fees, collection costs and expenses and other amounts due under this Note in such order and manner as Lender shall elect.

     Borrower may request a loan under this Note by providing Lender with oral or written notice thereof no later than (a) 10:00 a.m. (St. Louis time) on the Business Day of each Floating Rate Loan and (b) 10:00 a.m. (St. Louis time) at least three (3) Eurodollar Business Days before each LIBOR Loan. Each request that Lender make a loan under this Note (a "Borrowing Notice") shall specify (a) the date of such loan, which shall be a Business Day in the case of a Floating Rate Loan and a Eurodollar Business Day in the case of a LIBOR Loan, (b) the aggregate principal amount of such loan, which must be at least (i) $50,000.00 or any larger multiple of $10,000.00 if the loan requested is a Floating Rate Loan or (ii) $2,500,000.00 or any larger multiple of $500,000.00 if the loan requested is a LIBOR Loan, (c) whether such loan is to be a Floating Rate Loan or a LIBOR Loan and (d) in the case of a LIBOR Loan, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period. Subject to the terms and conditions of this Note, provided that Lender has received the Borrowing Notice, Lender shall (unless an Event of Default under this Note or an event which with the passage of time, the giving of notice or both would constitute an Event of Default under this Note has occurred and is continuing) make available to Borrower the loan proceeds in immediately available funds not later than 2:00 p.m., St. Louis time, on the Business Day specified in the Borrowing Notice by depositing the amount of such loan into Borrower's Account No. 1000300663 at Lender. Each request by Borrower for a loan under this Note shall constitute a representation and warranty by Borrower that (a) after giving effect to such loan, the aggregate principal amount of all loans outstanding under this Note shall not exceed the amount of Lender's Revolving Credit Commitment, (b) no Event of Default and no event which with the passage of time or the giving of notice or both would constitute an Event of Default under this Note has occurred and is continuing or will result from the making of the requested loan and (c) all of the representations and warranties made by Borrower in this Note are true and correct in all material respects on and as of the date of such loan as if made on and as of the date of such loan. Borrower hereby authorizes Lender to rely on telephonic, telegraphic, telecopy, telex or written instructions of any person identifying himself or herself as one of the individuals listed on Schedule A attached hereto and incorporated herein by reference (or any other individual from time to time authorized to act on behalf of Borrower pursuant to a resolution adopted by the Board of Directors of Borrower and delivered to Lender), and on any signature which Lender in good faith believes to be genuine, and Borrower shall be bound thereby in the same manner


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as if such person were actually authorized or such signature were genuine.
Borrower also hereby agrees to indemnify Lender and hold Lender harmless from and against any and all claims, demands, damages, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) relating to or arising out of or in connection with the acceptance of instructions for making loans or repayments under this Note. Borrower may not revoke or rescind any request for a LIBOR Loan. In no event may Borrower have more than five (5) different Interest Periods outstanding at any one time.

     The duration of the initial Interest Period for each LIBOR Loan shall be as specified in the applicable Borrowing Notice. Borrower shall elect the duration of each subsequent Interest Period applicable to such LIBOR Loan and the interest rate to be applicable during such subsequent Interest Period (and Borrower shall have the option (a) in the case of any Floating Rate Loan, to elect that such loan become a LIBOR Loan and the Interest Period to be applicable thereto and (b) in the case of any LIBOR Loan, to elect that such loan become a Floating Rate Loan), by giving notice of such election to Lender by 10:00 a.m. (St. Louis time) on the Business Day of, in the case of the election of the Floating Rate, or by 10:00 a.m. (St. Louis time) at least three (3) Eurodollar Business Days before, in the case of the election of the LIBOR Rate, the end of the immediately preceding Interest Period applicable to such loan, if any; provided, however, that notwithstanding the foregoing, in addition to and without limiting the rights and remedies of Lender under this Note or at law or in equity, so long as any Event of Default or any event which with the passage of time or the giving of notice or both would constitute an Event of Default under this Note has occurred and is continuing, Borrower shall not be permitted to renew any LIBOR Loan as a LIBOR Loan or to convert any Floating Rate Loan into a LIBOR Loan. If Lender does not receive a notice of election for a LIBOR Loan pursuant to this paragraph within the applicable time limits specified therein, Borrower shall be deemed to have elected to pay such LIBOR Loan in whole on the last day of the current Interest Period with respect thereto and to reborrow the principal amount of such loan on such date as a Floating Rate Loan.

     Lender shall record in its books and records the date, amount, type and maturity of each loan made by it to Borrower under this Note and the date and amount of each payment of principal and/or interest made by Borrower with respect thereto; provided, however, that the obligation of Borrower to repay each loan made by Lender to Borrower under this Note shall be absolute and unconditional, notwithstanding any failure of Lender to make any such recordation or any mistake by Lender in connection with any such recordation. The books and records of Lender showing the account between Lender and Borrower shall be admissible in evidence in any action or proceeding and shall constitute prima facie proof of the items therein set forth.

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     Borrower may prepay all or any portion of any Floating Rate Loan under this Note at any time prior to maturity without penalty or premium by paying the principal amount to be prepaid. Borrower may, upon at least three (3) Eurodollar Business Day's notice to Lender, prepay any LIBOR Loan under this Note to which a given Interest Period applies, in whole, or in part in amounts aggregating $2,500,000.00 or any larger multiple of $500,000.00, by paying the principal amount to be paid together with all accrued and unpaid interest thereon to and including the date of payment and any funding losses and other amounts payable under the immediately following paragraph of this Note; provided, however, that in no event may Borrower make a partial prepayment of a LIBOR Loan which results in the total outstanding LIBOR Loans with respect to which a given Interest Period applies being greater than $0.00 but less than $2,500,000.00.

     Notwithstanding any provision contained in this Note to the contrary, if (a) Borrower shall make any payment of principal with respect to any LIBOR Loan on any day other than the last day of the Interest Period applicable thereto, whether as a result of a voluntary prepayment, a mandatory prepayment, maturity, acceleration or otherwise, (b) Borrower fails to borrow or pay any LIBOR Loan after notice has been given by Borrower to Lender in accordance with this Note or (c) any LIBOR Loan is converted to a Floating Rate Loan pursuant to the requirements of this Note on any day other than the last day of the Interest Period applicable thereto, Borrower shall reimburse Lender on demand for any resulting losses and expenses incurred by Lender, including, without limitation, any losses incurred in obtaining, liquidating or employing deposits from third parties, but excluding any loss of margin for the period after any such payment, provided that Lender shall have delivered to Borrower a certificate as to the amount of such losses and expenses, which certificate shall be conclusive in the absence of manifest error.

     If with respect to any Interest Period (a) deposits in U.S. Dollars (in the applicable amounts) are not being offered to Lender in the relevant market for such Interest Period or (b) Lender determines in good faith that the LIBOR Rate as determined pursuant to the definition thereof will not adequately and fairly reflect the cost to Lender of maintaining or funding the LIBOR Loans for such Interest Period, Lender shall forthwith give notice thereof to Borrower, whereupon until Lender notifies Borrower that the circumstances giving rise to such suspension no longer exist, (a) the LIBOR Rate shall not be available to Borrower as an interest rate option on any loans under this Note and (b) all of the then outstanding LIBOR Loans shall automatically convert to Floating Rate Loans on the last day of the then current Interest Period applicable to each such LIBOR Loan. Interest accrued on each such LIBOR Loan prior to any such conversion shall be due and payable on the date of such conversion.



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     If, after the date of this Note, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender with any request or directive (whether or not having the force of law) of any such governmental or regulatory authority, central bank or comparable agency (each, a "Regulatory Change") shall make it unlawful or impossible for Lender to make, maintain or fund its LIBOR Loans to Borrower, Lender shall forthwith give notice thereof to Borrower. Upon receipt of such notice, Borrower shall convert all of the then outstanding LIBOR Loans on either (a) the last day of the then current Interest Period applicable to such LIBOR Loan if Lender may lawfully continue to maintain and fund such LIBOR Loan to such day or
(b) immediately if Lender may not lawfully continue to fund and maintain such LIBOR Loan to such day, to a Floating Rate Loan in an equal principal amount. Interest accrued on each such LIBOR Loan prior to any such conversion shall be due and payable on the date of such conversion together with any funding losses and other amounts due under this Note.

     If (i) Regulation D or (ii) a Regulatory Change:

          (a) shall subject Lender to any tax, duty or other charge with respect to any LIBOR Loan or its obligation make, maintain or fund any LIBOR Loan, or shall change the basis of taxation of payments to Lender of the principal of or interest on any LIBOR Loan or any other amounts due under this Note in respect of any LIBOR Loan or its obligation to make, maintain or fund any LIBOR Loan (except for taxes on or changes in the rate of tax on the overall net income of Lender); or

          (b) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by The Board of Governors of the Federal Reserve System), special deposit, capital or similar requirement against assets of, deposits with or for the account of, or credit extended or committed to be extended by, Lender or shall impose, modify or deem applicable any other condition affecting any LIBOR Loan or Lender's obligation to make, maintain or fund any LIBOR Loan;

and the result of any of the foregoing is to increase the cost to (or in the case of Regulation D, to impose a cost on or increase the cost to) Lender of making, maintaining or funding any LIBOR Loan, or to reduce the amount of any sum received or receivable by Lender under this Note with respect thereto, by an amount deemed by Lender to be material, and if Lender is not otherwise fully compensated for such increase in cost or reduction in amount received or receivable by virtue of the inclusion of the reference to "LIBOR Reserve Percentage" in the calculation of the LIBOR Rate, then, within fifteen (15) days after notice by Lender to Borrower together with a copy of


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the official notice of the applicable change in law (if applicable) and a work sheet showing how the change in cost or reduction or increase in amount received or receivable was calculated, Borrower shall pay Lender as additional interest, such additional amount or amounts as will compensate Lender for such increased cost or reduction. Lender will promptly notify Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle Lender to compensation pursuant to this paragraph. The determination by Lender under this paragraph of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount or amounts, Lender may use any reasonable averaging and attribution methods.

     If notice has been given by Lender or Borrower pursuant to this Note requiring LIBOR Loans to be repaid, then, unless and until Lender notifies Borrower that the circumstances giving rise to such repayment no longer apply, all loans which would otherwise be made by Lender to Borrower as LIBOR Loans shall be made instead as Floating Rate Loans. Lender shall promptly notify Borrower if and when the circumstances giving rise to such repayment no longer apply.

     If, after the date of this Note, Lender shall have determined in good faith that a Regulatory Change has occurred which has or will have the effect of reducing the rate of return on Lender's capital in respect of its obligations under this Note to a level below that which Lender could have achieved but for such Regulatory Change (taking into consideration Lender's policies with respect to capital adequacy), then from time to time Borrower shall pay to Lender upon demand such additional amount or amounts as will compensate Lender for such reduction. All determinations made in good faith by Lender of the additional amount or amounts required to compensate Lender in respect of the foregoing shall be conclusive in the absence of manifest error. In determining such amount or amounts, Lender may use any reasonable averaging and attribution methods.

     All indemnities set forth in this Note and all provisions set forth in this Note relating to reimbursement to Lender of amounts sufficient to protect the yield to Lender with respect to the loans shall survive the payment of the loans and the termination of this Note.

     Notwithstanding any provision contained in this Note to the contrary, Lender shall be entitled to fund and maintain its funding of the LIBOR Loans in any manner it elects, it being understood, however, that for purposes of this Note all determinations hereunder (including, without limitation, the determination of Lender's funding losses and expenses) shall be made as if Lender had actually funded and maintained each LIBOR Loan through the purchase of deposits having a maturity corresponding to the maturity of the applicable Interest Period relating to the applicable LIBOR Loan and bearing an interest rate equal to the applicable LIBOR Base Rate.

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     From and including the first day of the Revolving Credit Period to but excluding the last day of the Revolving Credit Period, Borrower shall pay Lender a nonrefundable commitment fee on the unused portion of Lender's Revolving Credit Commitment (determined by subtracting the aggregate principal amount of outstanding loans made by Lender to Borrower under this Note from the amount of Lender's Revolving Credit Commitment) at the rate of One-Eighth of One Percent (1/8%) per annum. Said commitment fee shall be
(a) calculated on a daily basis, (b) payable in arrears on the last day of the Revolving Credit Period and (c) calculated on an actual day, 360-day year basis.

     Borrower may, upon five (5) Business Days' prior written notice to Lender, terminate entirely at any time, or reduce from time to time by an amount of $5,000,000.00 or any larger multiple of $1,000,000.00, the unused portion of Lender's Revolving Credit Commitment; provided, however, that (a) at no time shall the amount of Lender's Revolving Credit Commitment be reduced to a figure less than the aggregate principal amount of loans then outstanding under this Note and (b) any such termination or reduction shall be permanent and Borrower shall have no right to thereafter reinstate or increase, as the case may be, the amount of Lender's Revolving Credit Commitment.

     Borrower shall make each payment of principal of, and interest on, this Note and all other amounts payable under this Note not later than 12:00 noon (St. Louis time) on the date when due, in Federal or other immediately available funds to Lender at One Firstar Plaza, 12th Floor, St. Louis, Missouri 63101 or such other address as Lender may from time to time specify in writing. Any such payment received by Lender after 12:00 noon (St. Louis time) shall be deemed to have been paid on the next succeeding Business Day. Whenever any payment of principal of, or interest on, this Note shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon, at the then applicable rate, shall be payable for such extended time. The acceptance by Lender of any payment of principal or interest due under this Note after the date it is due shall not be held to establish a custom or waive any rights of Lender to enforce prompt payment of any further payments or otherwise.

     Borrower hereby represents and warrants to Lender that (a) all of the proceeds of each loan evidenced by this Note will be used by Borrower solely for the working capital and general corporate purposes of Borrower, (b) Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri, (c) the execution, delivery and performance by Borrower of this Note (i) are within the corporate powers of Borrower, (ii) have been duly authorized by all necessary corporate action on the part of Borrower, (iii) require no consent, approval or authorization of, action by or in


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respect of or filing or recording with any governmental or regulatory body, instrumentality, authority, agency or official or any other person or entity and (iv) do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under or result in any violation of, the terms of the Articles of Incorporation or By-Laws of Borrower, any applicable law, rule, regulation, order, writ, judgment or decree of any court or governmental or regulatory body, instrumentality, authority, agency or official or any agreement, document or instrument to which Borrower is a party or by which Borrower or any of its property or assets is bound or to which Borrower or any of its property or assets is subject, (d) Borrower is not an "investment company" as that term is defined in, and is not otherwise subject to regulation under, the Investment Company Act of 1940, as amended, (e) Borrower is not a "holding company" as that term is defined in, and is not otherwise subject to regulation under, the Public Utility Holding Company Act of 1935, as amended, (f) this Note has been duly executed and delivered by Borrower, constitutes the legal, valid and binding obligation of Borrower and is enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by
(i) applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (g) Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of The Board of Governors of the Federal Reserve System, as amended) and no part of the proceeds of any loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately
(i) to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund or repay indebtedness originally incurred for such purpose or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of any of the Regulations of The Board of Governors of the Federal Reserve System, including, without limitation, Regulations U, T or X thereof, as amended.

     Borrower hereby covenants and agrees to deliver to Lender:

          (a) within one hundred (100) days after the end of each fiscal year of Borrower: (A) a consolidated balance sheet of Borrower and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, retained earnings and cash flows for such fiscal year, setting forth in each case, in comparative form, the figures for the previous fiscal year, all such financial statements to be prepared in accordance with GAAP consistently applied and reported on by and accompanied by the unqualified opinion of independent certified public accountants selected by Borrower and reasonably acceptable to Lender;
     provided, however, that delivery to Lender of copies of the Annual

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     Report on Form 10-K of Borrower for such fiscal year filed with the
     Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (a);

          (b) within fifty (50) days after the end of the first three (3) fiscal quarters of each fiscal year of Borrower, a consolidated balance sheet of Borrower and its Subsidiaries as of the end of such fiscal quarter and the related consolidated statements of income, retained earnings and cash flows for such fiscal quarter and for the portion of Borrower's fiscal year ended at the end of such fiscal quarter, setting forth in each case in comparative form, the figures for the corresponding fiscal quarter and the corresponding portion of Borrower's previous fiscal year, all in reasonable detail and satisfactory in form to Lender and certified (subject to normal year-end adjustments and absence of footnote disclosures) as to fairness of presentation, consistency and compliance with GAAP by the chief financial officer of Borrower; provided, however, that delivery to Lender of copies of the Quarterly Report on Form 10-Q of Borrower for such fiscal quarter filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (b);

          (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of an authorized officer of Borrower in the form attached hereto as Exhibit A and incorporated herein by reference (i) stating whether there exists on the date of such certificate any Event of Default or any event which with the passage of time or the giving of notice or both would constitute an Event of Default under this Note and, if any Event of Default or any event which with the passage of time or the giving of notice or both would constitute an Event of Default under this Note then exists, setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto and (B) certifying that all of the representations and warranties made by Borrower in this Note are true and correct in all material respects on and as of the date of such certificate as if made on and as of the date of such certificate; and

          (d) with reasonable promptness, such further information regarding the business, affairs and financial condition of Borrower as Lender may from time to time reasonably request.

     If any of the following events ("Events of Default") shall occur: (a) Borrower shall fail to pay any principal of any loan under this Note as and when the same shall become due and payable, whether by reason of demand, maturity, acceleration or otherwise; (b) Borrower shall fail to pay any interest, fees or other amounts (other than the principal of any loan under this Note) due under this Note within five (5) Business Days after the date the same shall first become due and payable, whether by reason of demand, maturity, acceleration or otherwise; (c) any representation or warranty made by Borrower in this Note or in any certificate, agreement, instrument

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or written statement furnished or made or delivered pursuant hereto or in connection herewith, shall prove to have been untrue or incorrect in any material respect when made or effected; (d) Borrower shall fail to perform or observe any term, covenant or provision contained in this Note; (e) Borrower shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, receivership, liquidation or similar law, (ii) consent to the institution of, or fail to contravene in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official of itself or of a substantial part of its property or assets, (iv) file an answer admitting the material allegations of a petition filed against itself in any such proceeding, (v) make a general assignment for the benefit of creditors,
(vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any corporate or other action for the purpose of effecting any of the foregoing; (f) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Borrower, or of a substantial part of the property or assets of Borrower, under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, receivership, liquidation or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official of Borrower or of a substantial part of the property or assets of Borrower or
(iii) the winding-up or liquidation of Borrower, and such proceeding or petition shall continue undismissed for sixty (60) consecutive days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for sixty (60) consecutive days; (g) Borrower shall be declared by Lender to be in default under or in respect of (i) any other present or future obligation to Lender, including, without limitation, any other loan, line of credit, revolving credit, guaranty or letter of credit reimbursement obligation, or (ii) any other present or future agreement purporting to convey to Lender a security interest in, or a lien or encumbrance upon, upon any property or assets of Borrower; (h) the occurrence of any default or event of default under or within the meaning of any agreement, document or instrument evidencing, securing, guaranteeing the payment of or otherwise relating to any indebtedness of Borrower for borrowed money (other than this Note) having an aggregate outstanding principal balance in excess of $5,000,000.00 which is not cured or waived in writing within any applicable cure or grace period; (i) Borrower shall have a judgment in an amount in excess of $5,000,000.00 entered against it by a court having jurisdiction in the premises and such judgment shall not be appealed in good faith (and execution of such judgment stayed during such appeal) or satisfied by Borrower within thirty (30) days after the entry of such judgment; or (j) any "Event of Default" (as defined therein) shall occur under or within the meaning of that certain Loan Agreement dated as of November 30, 2000, by and among Borrower, the banks from time to time party thereto and Firstar Bank, N.A., as agent for such banks, as the

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same may from time to time be amended, modified, extended, renewed or restated; then, and in each such event (other than an event described in clauses (e) or (f) above), Lender may, at its option, declare that its obligation to make any additional loans under this Note has terminated, whereupon such obligation of Lender shall be immediately and forthwith terminated, and Lender may further declare the entire outstanding principal balance of this Note, all accrued and unpaid interest thereon and all fees and other amounts owed under this Note to be immediately due and payable, whereupon all of such outstanding principal balance, accrued and unpaid interest, fees and other amounts shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower, and Lender may exercise any and all other rights and remedies which it may have at law or in equity; provided, however, that upon the occurrence of any event described in clauses (e) or (f) above, Lender's obligation to make any additional loans under this Note shall automatically terminate and the entire outstanding principal balance of this Note, all accrued and unpaid interest thereon and all fees and other amounts owed under this Note shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Borrower, and Lender may exercise any and all other rights and remedies which it may have under at law or in equity.

     In the event that any payment of any principal, interest or other amount due under this Note is not paid when due, whether by reason of demand, maturity, acceleration or otherwise, and this Note is placed in the hands of an attorney or attorneys for collection, or if this Note is placed in the hands of an attorney or attorneys for representation of Lender in connection with bankruptcy or insolvency proceedings relating to or affecting this Note, Borrower hereby promises to pay to the order of Lender, in addition to all other amounts otherwise due on, under or in respect of this Note, the costs and expenses of such collection, foreclosure and representation, including, without limitation, reasonable attorneys' fees and expenses (whether or not litigation shall be commenced in aid thereof).

     Borrower hereby agrees to pay or reimburse Lender upon demand for (a) all out-of-pocket costs and expenses including, without limitation, reasonable attorneys' fees and expenses, incurred by Lender in connection with the preparation, negotiation, execution, administration and/or enforcement of this Note and any and all other agreements, documents and instruments securing, guaranteeing the payment of and/or otherwise relating to this Note (collectively, the "Loan Documents"), (b) all recording, filing and search fees, costs and expenses incurred by Lender in connection with this Note and the other Loan Documents and (c) all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees and expenses, incurred by Lender in connection with (i) the preparation of any waiver or consent under this Note or any of the other Loan Documents, (ii)

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any amendment, modification, extension, renewal or restatement of this Note or any of the other Loan Documents or (iii) any default or event of default under this Note or any of the other Loan Documents. Borrower further agrees to pay or reimburse Lender for any stamp or other taxes which may be payable with respect to the execution, delivery, recording and/or filing of this Note or any of the other Loan Documents. All of the obligations of Borrower under this paragraph shall survive the payment and termination of this Note.

     This Note may not be changed, nor may any term, condition or Event of Default be waived, modified or discharged orally but only by an agreement in writing, signed by Lender. No failure or delay by Lender in exercising any right, remedy, power or privilege under this Note shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

     Except as otherwise specified in this Note, each notice, request, demand, consent and/or other communication under this Note shall be in writing and delivered in person or sent by facsimile, recognized overnight courier or registered or certified mail, return receipt requested and postage prepaid, if to Borrower to 720 Olive Street, Suite 1525, St. Louis, Missouri 63101, Attention: Treasurer, Facsimile No. (314) 421-1979, or if to Lender at One Firstar Plaza, 12th Floor, St. Louis, Missouri 63101,
Attention: Large Corporate Department, Facsimile No.: (314) 418-2203, or at such other address or facsimile number as either party may from time to time designate as its address or facsimile number for communications hereunder by notice so given. Such notices shall be deemed effective on the day on which delivered or sent if delivered in person or sent by facsimile (with answerback confirmation received), on the first (1st) Business Day after the day on which sent if sent by recognized overnight courier or on the third
(3rd) Business Day after the day on which mailed, if sent by registered or certified mail.

     All parties hereto expressly waive presentment, demand for payment, notice of dishonor, protest and notice of protest.

     For purposes of this Note, the following terms shall have the following meanings:

          Business Day shall mean any day except a Saturday, Sunday or legal holiday observed by Lender or by commercial banks in St. Louis, Missouri.

          Fed Funds Base Rate shall mean, as of the date of any determination thereof, the rate per annum (rounded upwards, if necessary, to the next higher 1/100 of 1%) for overnight Federal Funds transactions which appears on the Telerate Page 5 as of 9:00 a.m. (St. Louis time) on such date.

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          Fed Funds Rate shall mean a rate per annum equal to One-
    Quarter of One Percent (1/4%) over and above the Fed Funds Base Rate, which Fed Funds Rate shall fluctuate as and when said Fed Funds Base Rate changes.

          Eurodollar Business Day shall mean any Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

          Floating Rate shall mean a rate per annum equal to (a) the Fed Funds Rate if such rate is available or (b) if the Fed Funds Rate is not available, the Prime Rate. The Floating Rate shall fluctuate as and when the Fed Funds Rate or the Prime Rate, as applicable, changes.

          Floating Rate Loan shall mean any loan under this Note bearing interest based on the Floating Rate.

          GAAP shall mean, at any time, generally accepted accounting principles at such time in the United States.

          Interest Period shall mean with respect to each LIBOR Loan:

          (a) initially, the period commencing on the date of such loan and ending 1, 2, 3 or 6 months thereafter (or such other period agreed upon in writing by Borrower and Lender), as Borrower may elect in the applicable Borrowing Notice; and

          (b) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such loan and ending 1, 2, 3 or 6 months thereafter (or such other period agreed upon in writing by Borrower and Lender), as Borrower may elect pursuant to the terms of this Note;

     provided that:

          (c) subject to clauses (d) and (e) below, any Interest Period which would otherwise end on a day which is not a Eurodollar
     Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Eurodollar Business Day;

          (d) subject to clause (e) below, any Interest Period which begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

          (e) no Interest Period may extend beyond the last day of the Revolving Credit Period.

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     LIBOR Base Rate shall mean, with respect to the applicable Interest
Period, (a) the LIBOR Index Rate for such Interest Period, if such rate is available or (b) if the LIBOR Index Rate is not available, the average (rounded upward, if necessary, to the next higher 1/10,000 of 1%) of the respective rates per annum of interest at which deposits in U.S. Dollars are offered to Lender in the London interbank market by two (2) Eurodollar dealers of recognized standing, selected by Lender in its sole discretion, at or about 11:00 a.m. (London time) on the date two (2) Eurodollar Business Days before the first day of such Interest Period, for delivery on the first day of the applicable Interest Period for a number of days comparable to the number of days in such Interest Period and in an amount approximately equal to the principal amount of the LIBOR Loan to which such Interest Period is to apply.

     LIBOR Index Rate shall mean, with respect to the applicable Interest Period, a rate per annum (rounded upwards, if necessary, to the next higher 1/10,000 of 1%) equal to the British Bankers' Association interest settlement rates for U.S. Dollar deposits for such Interest Period as of 11:00 a.m. (London time) on the day two (2) Eurodollar Business Days before the first day of such Interest Period as published by Bloomberg Financial Services, Dow Jones Market Service, Telerate, Reuters or any other service from time to time used by Lender.

     LIBOR Loan shall mean any loan under this Note bearing interest based on the LIBOR Rate.

     LIBOR Rate shall mean (a) the quotient of the (i) LIBOR Base Rate divided by (ii) one minus the applicable LIBOR Reserve Percentage plus (b) One-Quarter of One Percent (1/4%) per annum. The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Percentage.

     LIBOR Reserve Percentage shall mean for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by The Board of Governors of the Federal Reserve System (or any successor), for determining the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special or marginal reserves) with respect to "Eurocurrency liabilities" as defined in Regulation D or with respect to any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined, whether or not Lender has any Eurocurrency liabilities subject to such reserve requirement at such time. LIBOR Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without the benefit of any credits for proration, exceptions or offsets which may be available from time to time to Lender. The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Percentage.

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     Prime Rate shall mean the interest rate announced from time to time by
Lender as its "prime rate" (which rate shall fluctuate as and when said prime rate shall change). Borrower acknowledges that such "prime rate" is a reference rate and does not necessarily represent the lowest or best rate offered by Lender to its customers.

     Regulation D shall mean Regulation D of The Board of Governors of the Federal Reserve System, as amended.

     Revolving Credit Commitment shall mean, subject to any reduction of the Revolving Credit Commitment by Borrower pursuant to the terms of this Note, $20,000,000.00.

     Revolving Credit Period shall mean the period commencing December 20, 2000, and ending March 31, 2001.

     Subsidiary shall mean any corporation or other entity of which more than Fifty Percent (50%) of the issued and outstanding capital stock or other equity interests entitled to vote for the election of directors or persons performing similar functions (other than by reason of default in the payment of dividends or other distributions) is at the time owned directly or indirectly by Borrower or any Subsidiary.

     Telerate Page 5 shall mean the display designated as "Page 5" on the Telerate Service (or such other page as may replace Page 5 on that service or such other service as may be used by Lender for the purpose of determining the rate per annum for overnight Federal Funds transactions).

     BORROWER HEREBY IRREVOCABLY (A) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY MISSOURI STATE COURT OR ANY UNITED STATES OF AMERICA COURT SITTING IN THE EASTERN DISTRICT OF MISSOURI, EASTERN DIVISION, AS LENDER MAY ELECT, IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, (B) AGREES THAT ALL CLAIMS IN RESPECT TO ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE HELD AND DETERMINED IN ANY OF SUCH COURTS,
(C) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH BORROWER MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, (D) WAIVES ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND (E) WAIVES ALL RIGHTS OF ANY OTHER JURISDICTION WHICH BORROWER MAY NOW OR HEREAFTER HAVE BY REASON OF ITS PRESENT OR SUBSEQUENT DOMICILES. BORROWER (AND BY ITS ACCEPTANCE HEREOF, LENDER) IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION IN WHICH BORROWER AND LENDER ARE PARTIES RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS NOTE.

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     ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO
FORBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE. TO PROTECT BORROWER AND LENDER FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS BORROWER AND LENDER REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS NOTE, WHICH NOTE IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENTS BETWEEN BORROWER AND LENDER, EXCEPT AS BORROWER AND LENDER MAY LATER AGREE IN WRITING TO MODIFY THEM.

     This Note shall be governed by and construed in accordance with the substantive laws of the State of Missouri (without reference to conflict of law principles).

                                  LACLEDE GAS COMPANY


                                  By_______________________________
                                  Title:  Treasurer & Assistant Secretary


Accepted and Agreed to:

Firstar Bank, N.A.



By:_________________________________

Title: _____________________________

















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                                SCHEDULE A

                           Authorized Individuals



                             Douglas H. Yaeger
                             Gerald T. McNeive
                             Ronald L. Krutzman









































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